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                                                                      EXHIBIT 18

                   INEPENDENT PETROLEUM CONSULTANTS' CONSENT

The undersigned firm of Independent Petroleum Consultants of Calgary, Alberta, Canada has prepared an interim report documenting observations made by this firm with respect to certain exploration and evaluation activities conducted by Pinnacle Oil International Inc. utilizing a proprietary technology call the Stress Field Detector and hereby gives consent to the use of its name.

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            PERMIT TO PRACTICE
   GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

   Signature /s/ Keith [ILLEGIBLE]
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   Date          June 24, 1998
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         PERMIT NUMBER: P 2066
 The Association of Professional Engineers,
  Geologists and Geophysicists of Alberta
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                                           /s/             [ILLEGIBLE]
                                           -------------------------------------
                                           Gilbert Laustsen Jung Associates Ltd.